EXHIBIT 10.9



THIRD AMENDED AND RESTATED
LINE OF CREDIT NOTE


$3,000,000                                                      FEBRUARY 7, 2000


     FOR VALUE RECEIVED, INFORMAX, INC., a Delaware corporation (the "BORROWER"), promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the "BANK"), in lawful money of the United States of America in immediately available funds, the principal sum of the lesser of THREE MILLION DOLLARS ($3,000,000) (the "EQUIPMENT LINE") or the aggregate advances made hereunder, together with interest accruing on the outstanding principal balance from the date hereof, as provided below:

     1. LOAN AGREEMENT. This Note is issued in connection with the Loan Agreement dated as of May 6, 1999 by and between the Borrower and the Bank, as amended by Amendment No. 1 to Loan Agreement dated August 6, 1999, Amendment No. 2 to Loan Agreement dated November 30, 1999 and Amendment No. 3 to Loan Agreement dated the date hereof (as amended, the "LOAN AGREEMENT"), the terms of which are incorporated herein by reference, and evidences the obligations of the Borrower to the Bank with respect to Advances under the Equipment Line (as each such term is defined in the Loan Agreement, each such Advance referred to herein as an "EQUIPMENT ADVANCE"). This Note is secured by the property described in the Loan Agreement and other loan documents entered into in connection with the Loan Agreement (the "LOAN DOCUMENTS") and by such other collateral as previously may have been or may in the future be granted to the Bank to secure this Note and the obligations of the Borrower under the November 1999 Note (defined below).

     2. RATE OF INTEREST. Amounts outstanding under this Note will bear interest at a rate per annum determined in accordance with the Loan Agreement. Interest will be calculated on the basis of a year of 360 days for the actual number of days in each interest period.

     3. ADVANCES. The Borrower may borrow hereunder until the Equipment Line Expiration Date, subject to the terms and conditions of this Note and the Loan Documents (as defined herein). The "EQUIPMENT LINE EXPIRATION DATE" shall mean February 2, 2001. In no event shall the aggregate unpaid principal amount of advances under this Note exceed the face amount of this Note.

     4. NOTATION OF ADVANCES. The Bank will enter on its books and records, which entry when made will, absent manifest error, be presumed correct, the date and amount of each Equipment Advance, as well as the date and amount of each payment made by the Borrower provided, however, that the failure of the Bank to make such notation shall not limit or otherwise affect the obligations of the Borrower under this Note.

     5. PAYMENT TERMS. Interest on the aggregate outstanding principal balance of each Equipment Advance shall accrue beginning on the date of each such Equipment Advance.


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The  obligations of the Borrower with respect to all Equipment  Advances made by the Bank prior to November 6, 1999 (the "FIRST TERM LOAN CONVERSION DATE"), together with all interest accrued thereon, shall be converted to a term loan (the "FIRST TERM LOAN") on the First Term Loan Conversion Date. The Borrower shall make 30 equal monthly payments of principal and interest under the First Term Loan beginning with November 15, 1999 through and including April 15, 2002. The obligations of the Borrower with respect to all Equipment Advances made by the Bank after the First Term Loan Conversion Date, together with all interest accrued thereon, shall be converted to a second term loan (the "SECOND TERM LOAN") on the Equipment Line Expiration Date. The Borrower shall make 30 monthly payments of principal and interest under the Second Term Loan beginning with the payment due on May 15, 2000 and continuing on the 15th day of each calendar month thereafter through and including October 15, 2002 (the "MATURITY DATE"). The outstanding principal balance hereunder and any accrued but unpaid interest shall be due and payable on the Maturity Date. If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State where the Bank's principal office is located, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. The Borrower hereby authorizes the Bank to charge the Borrower's deposit account at the Bank for any payment when due hereunder. Payments received will be applied to charges, fees and expenses (including reasonable attorney's fees), accrued interest and principal in any order the Bank may choose, in its sole discretion.

     6. DEFAULT. The occurrence of any one or more of the following events shall constitute a "DEFAULT":

     (a) the Borrower shall fail to pay all or any portion of interest or principal on this Note when due; or

     (b) an Event of Default shall occur under the Loan Agreement or other Loan Documents.

Upon occurrence of a Default, the entire outstanding principal balance, together with all interest, costs, charges and other amounts outstanding under this Note, shall become immediately due and payable and, upon such acceleration, all amounts due hereunder shall bear interest at the Default Rate (defined below).

     7. LATE PAYMENTS; DEFAULT RATE. If the Borrower fails to make any payment of principal when due or any payment of interest or other amount coming due pursuant to the provisions of this Note within five (5) business days of the date due and payable, the Borrower also shall pay to the Bank a late charge equal to the lesser of five percent (5%) of the amount of such payment or $500. Such five (5) business day period shall not be construed in any way to extend the due date of any such payment. The late charge is imposed for the purpose of defraying the Bank's expenses incident to the handling of delinquent payments and is in addition to, and not in lieu of, the exercise by the Bank of any rights and remedies hereunder, under the other Loan Documents or under applicable law, and any reasonable fees and expenses of any agents or attorneys which the Bank may employ. At the option of the Bank upon the occurrence of any Event of Default (as defined in the Loan Agreement) and during the continuance thereof,


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this Note shall bear  interest at a rate per annum  (based on a year of 360 days and actual days elapsed) which shall be two percentage points (2%) in excess of the interest rate in effect from time to time under this Note but not more than the maximum rate allowed by law (the "DEFAULT RATE"). The Default Rate shall continue to apply whether or not judgment shall be entered on this Note until all such Events of Default have been cured.

     8. PREPAYMENT. The indebtedness evidenced by this Note may be prepaid in whole or in part at any time without penalty, but such prepayment shall not entitle the Borrower to re-borrow the principal amount prepaid.

     9. NO NOVATION. This Third Amended and Restated Line of Credit Note is issued in replacement for the Second Amended and Restated Line of Credit Note dated November 30, 1999 made by the Borrower, under the terms of the Loan Agreement (the "NOVEMBER 1999 NOTE"). The indebtedness evidenced by the November 1999 Note is continuing indebtedness and nothing herein shall be deemed to constitute a payment, settlement or novation of the November 1999 Note, or release or otherwise adversely affect any rights of the Bank against the Borrower and all amounts outstanding under the November 1999 Note shall be transferred to, and be deemed to be outstanding under, this Third Amended and Restated Line of Credit Note.

     10. MISCELLANEOUS. No delay or omission of the Bank to exercise any right or power arising hereunder shall impair any such right or power or be considered to be a waiver of any such right or power, nor shall the Bank's action or inaction impair any such right or power. The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Bank's counsel. If any provision of this Note is found to be invalid by a court, all the other provisions of this Note will remain in full force and effect. The Borrower and all other makers and indorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment. The Borrower also waives all defenses based on suretyship or impairment of collateral, except for such impairment which results from the gross negligence or willful misconduct of the Bank. This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns.

     11. GOVERNING LAW. THIS NOTE has been delivered to the Bank and will be deemed to be made in the Commonwealth of Pennsylvania. THIS NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE BORROWER AND THE BANK DETERMINED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, EXCLUDING ITS CONFLICT OF LAWS RULES. The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court seated in Allegheny County, Pennsylvania, and consents that all service of process be sent by nationally recognized overnight courier service directed to the Borrower at the Borrower's address set forth in the Loan Agreement and service so made will be deemed to be completed on the business day after deposit with such courier; provided that nothing contained in this Note will prevent the


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Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower agrees that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

     12. WAIVER OF JURY TRIAL. THE BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS THE BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

     The Borrower acknowledges that it has read and understood all of the provisions of this Note, including waiver of jury trial, and has been advised by counsel as necessary or appropriate.


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     WITNESS the due execution of this Third Amended and Restated Line of Credit
Note as a document under seal, as of the date first written above, with the intent to be legally bound hereby.


                                      INFORMAX, INC.

                                      By: /s/ Alexander Titomirov
                                          -------------------------------
                                      Title: President/CEO
                                            ----------------------------




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